Exhibit 10.1
***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”) dated as of March 14, 2007 (the “Effective Date”) is entered into by and between CELL-MATRIX, INC., a Nevada corporation (“Cell-Matrix”), having a place of business at 2110 Rutherford Road, Carlsbad, California 92008, and TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Tracon”), having a place of business at 4510 Executive Drive, Suite 330, San Diego, California 92121.
RECITALS
     WHEREAS, Cell-Matrix owns or has rights in the Cell-Matrix Patent Rights and the Technology (as each is defined below).
     WHEREAS, Cell-Matrix, formerly known as Bio-Management, Inc., obtained certain exclusive license patent rights pursuant to that certain License Agreement by and between Cell-Matrix and the University of Southern California (“USC”) effective as of September 14, 1999 (as amended from time to time, the “USC Agreement”).
     WHEREAS, Cell-Matrix obtained ownership to certain rights in and to modified antibodies pursuant to that certain Amended and Restated Collaboration Agreement by and between Cell-Matrix and Applied Molecular Evolution (“AME”) dated as of October 15, 2004 (as amended from time to time, the “AME Agreement”).
     WHEREAS, Cell-Matrix has obtained certain rights to negotiate and receive a commercial license grant (with the right to grant sublicenses) to certain production systems pursuant to that certain Research Evaluation Agreement between Micromet AG (an Affiliate of Cell-Matrix, Inc.) and [***] made on [***] (as amended from time to time, the “[***] Agreement”).
     WHEREAS, Tracon desires to obtain an exclusive license to the foregoing rights on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:
     1. DEFINITIONS
     For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:
          1.1 “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other

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Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.
          1.2 “AME” shall have the meaning set forth in the Recitals to this Agreement.
          1.3 “AME Agreement” shall have the meaning set forth in the Recitals to this Agreement.
          1.4 “BLA” shall mean a Biologics License Application, Product License Application, New Drug Application, or Abbreviated New Drug Application submitted to the FDA, a Marketing Approval Application filed with the EMEA, and any corresponding applications in countries or territories other than the foregoing submitted to the relevant Competent Authority, in each case for marketing approval of a Product.
          1.5 “Cell-Matrix In-Licenses” shall mean the AME Agreement, [***] Agreement, the [***] License Agreement, and USC Agreement.
          1.6 “Cell-Matrix Patent Rights” shall mean (a) the patents and patent applications listed on Exhibit A hereto, (b) all patents and patent applications in any country of the world that claim or cover the Technology or its use, in each case in which Cell-Matrix has an ownership or (sub)licensable interest as of the Effective Date, but excluding the USC Patent Rights and the [***] Patent Rights, (c) all patents and patent applications in any country of the world to the extent specifically disclosing or claiming D93 [***], in each case in which Cell-Matrix has an ownership or (sub)licensable interest during the term of this Agreement, but excluding the USC Patent Rights and the [***] Patent Rights, (d) all divisions, continuations, and continuations-in-part, that claim priority to, or common priority with, the patent applications listed in clauses (a) — (c) above or the patent applications that resulted in the patents described in clauses (a) — (c) above (but, in the case of continuations-in-part, only to the extent that such continuations-in-part disclose or claim D93 or, provided that Tracon has exercised its option pursuant to Section 3.2, [***]), and (e) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.
          1.7 “Clinical Plan” shall have the meaning set forth in Section 3.9.
          1.8 “Competent Authority(ies)” shall mean, collectively, (a) the governmental entities in each country or supranational organization that is responsible for the regulation of any Product intended for use in the Field (including the FDA, the EMEA and the MHLW), or (b) any other applicable regulatory or administrative agency in any country or supranational organization that is comparable to, or a counterpart of, the foregoing.
          1.9 “Confidentiality Agreement” shall mean that certain Confidentiality Agreement made and entered into by Cell-Matrix and Paramount as of July 13, 2006.

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          1.10 “D93” shall mean the humanized IgG1 antibody directed against denatured collagen with the variable domain amino sequence listed in Exhibit B, together with any derivatives, fragment or modifications of such antibody.
          1.11 “D93 Product” shall mean a Product comprising D93.
          1.12 “Development Milestone” shall have the meaning set forth in Section 8.3.
          1.13 “EMEA” shall mean the European Medicines Agency, or the successor thereto.
          1.14 “FDA” shall mean the Food and Drug Administration of the United States, or the successor thereto.
          1.15 “Field” shall mean the prevention, treatment, diagnosis, detection, monitoring, prognosis or predisposition testing for any disease, state or condition in humans or other animals.
          1.16 “First Commercial Sale” shall mean, with respect to any Product, the first sale of such Product after all applicable marketing and pricing approvals (if any) have been granted by the applicable Competent Authority of such country.
          1.17 “[***]” shall mean the [***] directed [***] with the [***] listed in Exhibit C, together with any [***] of such [***].
          1.18 “[***] Product” shall mean a Product comprising [***].
          1.19 “Indication” shall mean any condition or discrete disease pattern in the Field for which a BLA, supplemental BLA, or similar regulatory filing may be filed.
          1.20 “JSC” shall have the meaning set forth in Section 3.10.
          1.21 “Knowledge” shall mean the [***] (including, the [***] and [***]) of Cell-Matrix, Micromet, Inc. or any of their respective Affiliates and employees of Cell-Matrix, Micromet, Inc. or their respective Affiliates with [***] regarding the [***] and [***] regarding the [***].
          1.22 “Licensed IP Rights” shall mean, collectively, the Licensed Patent Rights and the Licensed Know-How Rights.
          1.23 “Licensed Know-How Rights” shall mean all trade secret and other know-how rights in which Cell-Matrix has an ownership interest or has a transferable interest, in and to all data, information, compositions and other technology (including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing) which are necessary or useful for Tracon to make, use, develop, sell or seek regulatory approval to market a

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Product, or to practice any method or process relating to a Product, and that (a) is at any time claimed or disclosed in any issued patent or pending patent application within the Cell-Matrix Patent Rights, or (b) exists as of the Effective Date or during the term of this Agreement to the extent specifically applicable to D93 [***] or is generated by Cell-Matrix or its Affiliates in the course of performing activities under this Agreement.
          1.24 “Licensed Patent Rights” shall mean (a) the Cell-Matrix Patent Rights, (b) the USC Patent Rights, and (c) if Cell-Matrix has obtained a commercial license grant from [***] under the [***] Agreement pursuant to Section 3.7, the [***] Patent Rights.
          1.25 “[***]” shall have the meaning set forth in the Recitals to this Agreement.
          1.26 “[***] Agreement” shall have the meaning set forth in the Recitals to this Agreement.
          1.27 “[***] Know-How Rights” shall mean all know-how for which Cell-Matrix obtains a sublicensable right under the [***] License Agreement.
          1.28 “[***] License Agreement” shall have the meaning as defined in Section 3.7.
          1.29 “[***] Patent Rights” shall mean all patents and patent applications for which Cell-Matrix obtains a sublicensable right under the [***] License Agreement.
          1.30 “MHLW” shall mean the Ministry of Health, Labour and Welfare of Japan, or the successor thereto.
          1.31 “Net Sales” shall mean, with respect to any Product, the gross sales price of such Product invoiced by Tracon, or any of its Affiliates or sublicensees to customers who are not a sublicensee (or are a sublicensee but are the end users of such Product) less, to the extent actually paid or accrued by Tracon, or any of its Affiliates or sublicensees (as applicable), (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for nonconforming, damaged, out-dated and returned Product; (b) freight and insurance costs incurred by Tracon, or any of its Affiliates or sublicensees (as applicable) in transporting such Product to such customers to the extent separately invoiced; (c) cash, quantity and trade discounts, rebates and other price reductions for such Product given to such customers under price reduction programs; (d) sales, use, value-added and other direct taxes incurred on the sale of such Product to such customers; (e) customs duties, tariffs, surcharges and other governmental charges incurred in exporting or importing such Product to such customers; and (g) an allowance for uncollectible or bad debts taken with respect to such Product, in each case as determined in accordance with generally accepted accounting principles.
          1.32 “Onset” shall mean the first dosing of the first patient in the applicable clinical trial.

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          1.33 “Paramount” shall mean Paramount BioSciences LLC, a New York limited liability company.
          1.34 “Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          1.35 “Phase I Clinical Trial” shall mean a human clinical trial that is intended to initially evaluate the safety and/or pharmacological effect of a Product in subjects or that would otherwise satisfy requirements of 21 C.F.R. 312.21(a), or its non-U.S. equivalent.
          1.36 “Phase IIa Clinical Trial” shall mean a human clinical trial that is intended to evaluate the pharmacokinetics and safety of a Product for a particular indication or indications in human subjects with the disease or indication under study and establish the dose of a Product or that would otherwise satisfy the requirements of US 21 C.F.R. §312.21(b) or its non-U.S. equivalent.
          1.37 “Phase IIb Clinical Trial” shall mean a human clinical trial that is intended to initially evaluate the efficacy of a Product for a particular indication or indications in human subjects with the disease or indication under study or that would otherwise satisfy the requirements of US 21 C.F.R. §312.21(b) or its non-U.S. equivalent.
          1.38 “Phase III Clinical Trial” shall mean a human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a BLA or label expansion of a pharmaceutical product or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(c), or its non-US equivalent.
          1.39 “Pivotal Trial” shall mean a Phase IIb Clinical Trial or Phase III Clinical Trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a BLA or label expansion of a pharmaceutical product.
          1.40 “Product(s)” shall mean any product comprising D93[***] [***].
          1.41 “Registration(s)” shall mean any and all permits, licenses, authorizations, registrations or regulatory approvals (including BLAs) required and/or granted by any Competent Authority as a prerequisite to the development, manufacturing, packaging, marketing and selling of any product.
          1.42 “Royalty Term” shall mean, with respect to each Product in each country, the period commencing on First Commercial Sale in such country and expiring on a country-by-country basis on the later of (a) the expiration of the last-to-expire Valid Claim that would be infringed but for the license granted by this Agreement, by the manufacture, use, offer for sale, sale or import of such Product in such country, or (b) [***]years following the First Commercial Sale of such Product in such country.

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          1.43 “Sublicense Agreement” shall mean any agreement under which Tracon grants a sublicense under the license set forth in Section 3.1.
          1.44 “Sublicensing Revenues” shall mean, with respect to any Product, the aggregate consideration received by Tracon or any of its Affiliates in connection with an agreement under which Tracon grants a sublicense under any of the rights granted to Tracon under this Agreement to a Third Party (including upfront fees, annual license fees and milestone payments), but excluding amounts received by Tracon or any of its Affiliates (i) as [***]under this Agreement or the under the Cell-Matrix In-Licenses, (ii) to [***] or [***]after the execution of such sublicense, [***], for such Product; (iii) [***] relating to such Product; or (iv) in consideration for the [***]in a transaction not made in connection with a Sublicense Agreement. In the case of any [***]as shall be mutually agreed by the parties.
          1.45 “Successful Completion” shall mean that the applicable Phase I Clinical Trial has shown a safe and tolerable dose and that the Product had a side effect profile that does not adversely affect the applicable Product’s eligibility to enter the next phase clinical trial or, if applicable, to be subject to a BLA.
          1.46 “Technology” shall mean (a) D93 [***], (b) any derivatives, fragment or modifications of any such antibody, and (c) nucleotide sequences that encode any of the foregoing.
          1.47 “Territory” shall mean all countries of the world.
          1.48 “Third Party” shall mean any Person other than Cell-Matrix or Tracon or any of their Affiliates.
          1.49 “USC” shall have the meaning set forth in the Recitals to this Agreement.
          1.50 “USC Agreement” shall have the meaning set forth in the Recitals to this Agreement.
          1.51 “USC Patent Rights” shall mean the “PATENT” and “PATENTS” as defined in the USC Agreement.
          1.52 “Valid Claim” shall mean (a) a claim of an issued and unexpired patent included within the Licensed Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, and (b) a claim included in a pending patent application included in the Licensed Patent Rights that is being actively prosecuted and that has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority (from which no appeal is or can be taken), or abandoned or disclaimed, provided that notwithstanding the foregoing clause (b), in the event that a pending claim in a pending patent application does not issue in an issued

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patent within [***]after the earliest date from which such patent application claims priority, such a pending claim shall not be a Valid Claim, unless and until such pending claim subsequently issues in an issued patent, in which case such claim shall be reinstated and be deemed to be a Valid Claim as of the date of issuance of such patent in accordance with clause (a) above.
     2. REPRESENTATIONS AND WARRANTIES
          2.1 Mutual Representations and Warranties. Each party hereby represents and warrants to the other party, as of the Effective Date, as follows:
               2.1.1 Such party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.
               2.1.2 Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, or as limited by general principles of equity that restrict the availability of equitable remedies).
               2.1.3 All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.
               2.1.4 The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.
          2.2 Cell-Matrix Representations and Warranties. Cell-Matrix, Micromet, Inc., and Micromet AG each hereby represent and warrant to Tracon that, to its Knowledge as of the Effective Date:
               2.2.1 Cell-Matrix (a) is the sole owner or exclusive licensee of the Licensed IP Rights, and except as Cell-Matrix has expressly informed Tracon in writing prior to the date of this Agreement, has not granted to any Third Party any license or other interest in the Licensed IP Rights, (b) is not aware of any Third Party patent, patent application or other intellectual property rights that would be infringed by making, using or selling Products, except as Cell-Matrix has informed Tracon in writing prior to the date of this Agreement, and (c) is not aware of any infringement or misappropriation by a Third Party of the Licensed IP Rights.

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               2.2.2 Cell-Matrix has provided Tracon with complete and correct copies of all Cell-Matrix In-Licenses, and there have been no modifications, amendments or restatements other than as provided to Tracon prior to the Effective Date. The Cell-Matrix In-Licenses are in full force and effect in accordance with their terms. After giving effect to this Agreement, there exist no breaches, defaults or events which would (with the giving of notice, the passage of time or both) give rise to a breach, default or other right to terminate or modify any Cell-Matrix In-License. Cell-Matrix has not transferred or granted, and Cell-Matrix shall not transfer or grant, to any Third Party any license or other interest in the Cell-Matrix In-Licenses that would conflict with the rights granted to Tracon under this Agreement. With respect to the AME Agreement, Cell-Matrix does not have any further obligation to AME with respect to, and the negotiation and execution of this Agreement shall not result in any right accruing to AME pursuant to Section 7.5 of the AME Agreement. Other than [***] Cell-Matrix has not filed any Registrations with any Competent Authority for the Product.
          2.3 Tracon Covenant. Tracon covenants and agrees that it shall not knowingly, nor shall it knowingly cause or permit any Affiliate or sublicensee to, use or practice the Licensed IP Rights outside of the scope of the licenses granted in this Agreement, and not to knowingly take any action or knowingly make any omission that would cause Cell-Matrix to default under any of the Cell-Matrix In-Licenses, or otherwise provide the other party under the applicable Cell-Matrix In-License the right to terminate such Cell-Matrix In-License.
          2.4 Limitation on Representations or Warranties. Notwithstanding anything to the contrary in this Agreement, a party shall not be in breach of any representation or warranty made pursuant to Section 2 to the extent such breach arises directly from any fact or circumstance actually known by the other party on or prior to the Effective Date.
          2.5 Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 2 AND SECTION 4.2.1, TRACON AND CELL-MATRIX MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND TRACON AND CELL-MATRIX EACH SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
     3. LICENSE GRANT
          3.1 Licensed IP Rights. Cell-Matrix hereby grants to Tracon an exclusive license (with the right to grant sublicenses through multiple tiers) under the Licensed IP Rights to conduct research and to develop, make, have made, use, offer for sale, sell, import and otherwise commercialize Products in the Territory for use in the Field.

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          3.2 [***] to [***]. Cell-Matrix hereby grants to Tracon an [***] to obtain an [***] (with the [***]) under the [***]. Tracon may [***] at any time during the term of this Agreement. Upon receipt of such notice by Cell-Matrix, [***], and the terms of this Agreement shall apply to such [***] in all respects. Promptly following the [***] and the [***], Cell-Matrix shall [***] for the [***]then in Cell-Matrix’s possession.
          3.3 Reservation of Rights. Except for the rights expressly provided herein, nothing contained in this Agreement shall be construed as granting or conveying (expressly, by implication, or otherwise) to Tracon any license or other rights under any of patent, know-how or other intellectual property rights of Cell-Matrix or its Affiliates.
          3.4 Sublicenses. Tracon shall, in each Sublicense Agreement, require the sublicensee to transfer to Cell-Matrix if this Agreement terminates and to Tracon if only such sublicense terminates (a) documents and materials described in, and to the extent associated with, Section 11.5 held, possessed or transferable by such sublicensee; and (b) all patents and know-how claiming inventions or discoveries relating to the Products conceived or reduced to practice in the course of developing or commercializing the Products pursuant to the Sublicense Agreement owned or sublicensable by such sublicensee (which shall be transferred either by assignment or by license with rights to further sublicense). Any Sublicense Agreement shall be consistent with the terms and conditions of this Agreement. Tracon shall (i) provide Cell-Matrix with a copy of each Sublicense Agreement; (ii) use commercially reasonable efforts to procure the performance by any sublicensee of the terms of each such Sublicense Agreement, and (iii) be responsible for any breach of this Agreement that is caused (directly or indirectly) by the performance (or failures to perform) of its sublicensee. The grant of any such sublicense shall not relieve Tracon of its obligations under this Agreement, except to the extent they are satisfactorily performed by an Affiliate or sublicensee. In the event that Tracon, after [***], then [***] shall be [***].
          3.5 USC Agreement. Tracon agrees to be bound by the terms and conditions of the USC Agreement applicable to “SUBLICENSEES” (as defined in the USC Agreement). If, prior the Effective Date, Cell-Matrix has not obtained written permission from USC to grant the sublicense under the USC Patent Rights as set forth in this Agreement, then promptly following the Effective Date Cell-Matrix shall obtain such written consent from USC. Cell-Matrix shall timely perform in full all obligations required to be performed by Cell-Matrix under the USC Agreement. Cell-Matrix promptly shall provide Tracon with copies of all notices and other deliveries received under the USC Agreement. Without the prior express written consent of Tracon, Cell-Matrix shall not (and shall take no action or make no omission to) modify or waive any provision of the USC Agreement that could impair the value of the license and rights under the USC Patent Rights that are granted to Tracon herein, or to terminate or have terminated the USC Agreement. Within [***] following the Effective Date, Cell-Matrix shall propose a written amendment to USC that amends the USC Agreement such that if the USC Agreement [***], USC shall [***] and thereafter Cell-Matrix shall use reasonable efforts to negotiate and enter into such amendment with USC.

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          3.6 AME Agreement. Cell-Matrix shall timely perform in full all obligations required to be performed by Cell-Matrix under the AME Agreement. Cell-Matrix promptly shall provide Tracon with copies of all notices and other deliveries received under the AME Agreement. Without the prior express written consent of Tracon, Cell-Matrix shall not (and shall take no action or make no omission to) modify or waive any provision of the AME Agreement that could impair the value of the license and rights under the Cell-Matrix Patent Rights that are granted to Tracon herein, or to terminate or have terminated the AME Agreement.
          3.7 [***] Agreement. Tracon acknowledges that as of the Effective Date, Micromet AG’s rights under the [***] Agreement are limited to a non-sublicensable research and evaluation license grant. Within [***] following the Effective Date, Micromet AG shall exercise its option to obtain a commercial license under the [***] Agreement and shall cause Cell-Matrix to use reasonable efforts to seek and obtain from [***] a definitive license agreement (the “[***] License Agreement”) including a commercial license grant (with the right to grant sublicenses) under and in accordance with the [***] Agreement, and after obtaining such license grants, the [***] Patent Rights and [***] Know-How Rights, as applicable, shall be included within the scope of the Licensed IP Rights. Following the execution of the [***] License Agreement, Cell-Matrix shall timely perform in full all obligations required to be performed by Cell-Matrix under the [***] License Agreement. Cell-Matrix promptly shall provide Tracon with copies of all notices and other deliveries received under the [***] License Agreement. Without the prior express written consent of Tracon, Cell-Matrix shall not (and shall take no action or make no omission to) modify or waive any provision of the [***] License Agreement that could impair the value of the license and rights under the [***] Patent Rights or [***] Know-How Rights, as applicable, that are granted to Tracon herein, or to terminate or have terminated the [***] License Agreement.
          3.8 Transfer of Know-How and Product Materials. Promptly following the Effective Date, Cell-Matrix shall transfer to Tracon all Licensed Know-How Rights that exist in written or electronic form together with copies of all data, information, reports, protocols, Registrations (including, without limitation, [***]), and communications with Competent Authorities in each case with respect to the D93 Product and in existence as of the Effective Date, or in the case of the [***], on the effective date of [***]. Notwithstanding the foregoing, Cell-Matrix shall timely file the required annual report to [***] for the current calendar year and transfer such IND promptly after the filing of such annual report. Cell-Matrix shall make its and its Affiliates’ employees and consultants reasonably available to Tracon (at no cost to Tracon) for consultation as reasonably necessary to provide an orderly transfer of the foregoing information.
          3.9 Clinical Plan. Following the Effective Date, Tracon shall prepare and provide to Cell-Matrix a clinical development plan that sets forth Tracon’s intended research, development, manufacturing and clinical activities for the purpose of obtaining marketing approval of the Products (the “Clinical Plan”). From time to time during the term of this Agreement, as Tracon makes any significant changes to its intended development and clinical

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activities, but not less than once per calendar year, Tracon shall provide to Cell-Matrix an updated Clinical Plan.
          3.10 Joint Steering Committee. The parties shall establish a joint steering committee with at least one (1) representative appointed by each party to review and discuss progress of activities under the Clinical Plan (the “JSC”). The JSC shall meet on a semi-annual basis at times and places to be mutually agreed upon in good faith. The purpose of the JSC shall be solely to oversee such activities, and any decisions of the JSC on matters regarding such activities shall not be binding on the parties unless approved by all members of the JSC. The JSC will not have any power to amend this Agreement and will have only such powers as are specifically delegated to it under this Agreement. If, with respect to a certain matter, there is not unanimity by all members of the JSC, then the Chief Executive Officers of each party shall meet and attempt to resolve the matter. If after meeting and attempting to resolve any such matter the Chief Executive Officers of the parties are unable to resolve the matter, then the [***] shall have the final decision making authority with respect to such matter. The JSC shall be disbanded upon the date that is [***] from the Effective Date. In addition, Cell-Matrix shall have the right to disband the JSC with respect to a Product upon [***] written notice at any time after the [***] of such Product [***].
          3.11 Technical Assistance. For a reasonable period following completion of the transfer pursuant to Section 3.8, Cell-Matrix shall provide such technical assistance to Tracon as Tracon reasonably requests regarding the Licensed IP Rights, D93 Products [***], or Technology. Tracon shall pay to Cell-Matrix its documented reasonable out-of-pocket costs in providing such technical assistance, and reimburse Cell-Matrix for time of personnel of Cell-Matrix or its Affiliates engaged in the performance of such technical assistance at a reasonable cost to be agreed by the parties.
          3.12 Registrations. Tracon shall file and shall own all Registrations for Products for use in the Field in each country in the Territory.
     4. PRODUCT SUPPLY
          4.1 Delivery. Promptly following the Effective Date, Cell-Matrix shall sell and deliver to Tracon the following materials (collectively, the “Materials”):
          (a) [***] of clinical trial grade materials consisting of D93;
          (b) Master cell banks for D93; and
          (c) all associated toxicology and reference material for D93 in Cell-Matrix’s possession or control.
          4.2 Delivery; Acceptance and Rejection.

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               4.2.1 Cell-Matrix shall transfer ownership to the Materials to Tracon at the facility of [***] (“[***]”) and the parties shall execute such documents as necessary with [***] to evidence such transfer of ownership, with delivery of the Materials to be deemed made to Tracon upon such transfer. Cell-Matrix hereby represents and warrants to Tracon that the Materials shall conform to the applicable specifications set forth in Exhibit D (the “Specifications”) at the time of such delivery. Tracon shall be responsible for transferring the Materials to its Third Party storage facility and for all risk of the loss of the Materials, storing and handling the materials in accordance all applicable requirements to maintain the quality thereof, and all costs associated for storage of the Materials by [***] or other Third Party, provided that the parties shall share equally in the cost of shipping of and insurance for the Materials from the [***] facility to such Third Party. Tracon shall inspect the Materials upon transfer of ownership, and conduct such testing as it deems appropriate to confirm that the Materials conform to the Specifications. Any Materials not rejected in writing within [***] after the date of transfer shall be deemed accepted, except to the extent of any nonconformity with the Specifications not discoverable through reasonable testing and in existence on the date of delivery (a “Latent Defect”). If Tracon determines that any Materials do not conform to the Specifications, it shall promptly provide written notice thereof to Cell-Matrix within the [***] acceptance period or within [***] of any discovery of any Latent Defect. If Cell-Matrix does not agree with Tracon’s determination, the Materials shall be submitted for inspection and testing by a mutually agreed upon independent laboratory, which shall make a final determination binding upon the parties as to whether the Materials in question met the Specifications as of the date of delivery. The cost of such testing shall be borne by the party against which the independent laboratory rules in its determination.
               4.2.2 If Materials are determined to be not conforming to the Specifications in accordance with the procedures set forth in Section 4.2.1 above, Cell-Matrix shall in its discretion replace the non-conforming Materials or reduce the applicable payments due under Section 4.3 pro rata of the quantity of the applicable Materials found to be not conforming. Such replacement or reduction in payment shall be Tracon’s sole and exclusive remedy in connection with any failure of Cell-Matrix to deliver Materials that conform to Specifications or with regard to any warranty made pursuant to Section 4.2.1.
          4.3 Payment Schedule. Tracon shall pay to Cell-Matrix a total of [***] ($[***]) in the aggregate for the Materials identified in Section 4.1 above, consisting of (a) [***] ($[***]) for the Materials described in Section 4.1(a), (b) [***] ($[***]) for the Materials described in Section 4.1(b), and (c) [***] ($[***]) for the Materials described in Section 4.1(c). Tracon shall pay the aggregate amount in accordance with the following payment schedule:
          (i) [***] ($[***]) within [***] of the Effective Date of this Agreement;
          (ii) [***] ($[***]) within [***] following the Effective Date;
          (iii) [***] ($[***]) within [***] following the Effective Date;

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          (iv) [***] ($[***]) within [***] following the Effective Date;
          (v) [***] ($[***]) within [***] following the Effective Date;
          (vi) [***] ($[***]) within [***] following the Effective Date;
          (vii) [***] ($[***]) within [***] following the Effective Date; and
          (viii) [***] ($[***]) within [***] following the Effective Date.
     5. FINANCIAL CONSIDERATIONS
          5.1 License Fees. In consideration of the licenses granted hereunder, Tracon shall make the following non-refundable, non-creditable one-time payments to Cell-Matrix as follows:
                    (a) within [***] following the Effective Date, Tracon shall pay to Cell-Matrix [***] ($[***]), [***] ($[***]) of which is to be paid by Cell-Matrix to AME pursuant to Section 4.1.5(d) of the AME Agreement;
                    (b) on the [***] anniversary of the Effective Date, Tracon shall pay to Cell-Matrix [***] ($[***]); and
                    (c) within [***] following the delivery of the [***] pursuant to Section 3.2, Tracon shall pay to Cell-Matrix [***] ($[***]) which is to be paid by Cell-Matrix to AME pursuant to [***] the AME Agreement.
          5.2 Royalties. During the applicable Royalty Term for a Product, subject to the terms and conditions of this Agreement, Tracon shall pay to Cell-Matrix royalties, with respect to each Product, equal to [***] percent ([***]%) of Net Sales of such Product by Tracon, its Affiliates, or its sublicensees. Only one royalty shall be owing for a Product regardless of how many Valid Claims cover such Product. Tracon will be solely responsible for any royalties or other payments due to any Third Party in order to exercise rights hereunder to make, have made, use, sell, offer for sale or import any Product (excluding any payments that may be due under the Cell-Matrix In-Licenses, which are addressed in Section 5.6 below).
          5.3 Combination Products. If a Combination Product (as defined below) is sold, then for the purpose of calculating royalties owed under this Agreement on sales of the Combination Product, Net Sales shall be calculated as follows: first, Tracon shall determine the actual Net Sales of such Combination Product (calculated using the above described deductions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the weighted (by sales volume) average invoice price of the actual Product component of such Combination Product, and B is the weighted (by sales volume) average invoice price of the other active ingredient(s) of such Combination Product or proprietary delivery device. If the invoice price of either the applicable Product, the other active ingredient(s) of such Combination Product or the

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or proprietary delivery device cannot be determined, Net Sales of such Combination Product shall be (i) equitably determined by the parties, and (ii) if no agreement can be reached, submitted to binding arbitration by a single arbitrator under the AAA arbitration rules for Commercial Disputes. “Combination Product” means [***] a product consisting of a Product and one or more other active ingredients[***].
          5.4 Sublicensing Revenues. During the applicable Royalty Term for a Product, subject to the terms and conditions of this Agreement, Tracon shall pay to Cell-Matrix a share of Sublicensing Revenues as follows:
                    (a) With respect to each agreement entered into by Tracon, its Affiliate or sublicensee prior to [***] for a particular Product, Tracon shall pay to Cell-Matrix [***] percent ([***]%) of the applicable Sublicensing Revenues received by Tracon or any of its Affiliates as a result of such agreement;
                    (b) With respect to each agreement (other than those described in clause (a) above) entered into by Tracon, its Affiliate or sublicensee prior to [***] for a particular Product, Tracon shall pay to Cell-Matrix [***] percent ([***]%) of the applicable Sublicensing Revenues received by Tracon or any of its Affiliates as a result of such agreement;
                    (c) With respect to each agreement (other than those described in clauses (a) or (b) above) that Tracon, its Affiliate or sublicensee enters into prior to [***] for a particular Product, Tracon shall pay to Cell-Matrix [***] percent ([***]%) of the applicable Sublicensing Revenues received by Tracon or any of its Affiliates as a result of such agreement; and
                    (d) With respect to each agreement that Tracon enters into after [***] for a particular Product, Tracon shall pay to Cell-Matrix [***] percent ([***]%) of the applicable Sublicensing Revenues received by Tracon or any of its Affiliates as a result of such agreement.
          5.5 Milestones.
               5.5.1 Milestones due for any Product. Tracon shall pay to Cell-Matrix the following non-refundable, non-creditable one-time milestone payments within [***] following the first achievement of the applicable milestone event:
$[***]	Successful Completion of the first Phase I Clinical Trial for a Product conducted by or for Tracon, its Affiliate or sublicensee;

$[***]	Onset of the first Phase IIa Clinical Trial for a Product conducted by or for Tracon, its Affiliate or sublicensee;

$[***]	Onset of the first Pivotal Trial for a Product conducted by or for Tracon, its Affiliate or sublicensee;

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For the avoidance of doubt, each milestone shall be paid once irrespective of the number of times such milestone is achieved by one or more Products and the total aggregate milestones payable under Section 5.5.1 in the aggregate for all Products shall not exceed $[***].
If a milestone event described in Section 5.5.1 is achieved that is subsequent to a preceding milestone event with respect to which Tracon has not yet made the corresponding milestone payment, the preceding milestone event is deemed achieved, and the corresponding milestone payment is due and payable together with the payment of the milestone payment for the subsequent milestone event.
               5.5.2 BLA Acceptance and Approval Milestones due for D93 [***]. Tracon shall pay to Cell-Matrix the following non-refundable, non-creditable one-time milestone payments within [***] following [***] the first achievement of the applicable milestone event with a D93 Product, [***]:
$[***]	upon acceptance for review by the FDA of the first BLA submitted by Tracon, its Affiliate or sublicensee for the first Indication for [***] the D93 Product [***];

$[***]	upon acceptance for review by the EMEA of the first BLA submitted by Tracon, its Affiliate or sublicensee for the first Indication for [***] the D93 Product [***];

$[***]	upon acceptance for review by the MHLW of the first BLA submitted by Tracon, its Affiliate or sublicensee for the first Indication for [***] the D93 Product [***];

$[***]	upon acceptance for review by the FDA of the first BLA submitted by Tracon, its Affiliate or sublicensee for the second Indication for [***] the D93 Product [***];

$[***]	upon acceptance for review by the EMEA of the first BLA submitted by Tracon, its Affiliate or sublicensee for the second Indication for [***] the D93 Product [***];

$[***]	upon acceptance for review by the MHLW of the first BLA submitted by Tracon, its Affiliate or sublicensee for the second Indication for [***] the D93 Product [***];

$[***]	upon acceptance for review by the FDA of the first BLA submitted by Tracon, its Affiliate or sublicensee for the third Indication for [***] the D93 Product [***];

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$[***]	upon acceptance for review by the EMEA of the first BLA submitted by Tracon, its Affiliate or sublicensee for the third Indication for [***] the D93 Product [***];

$[***]	upon acceptance for review by the MHLW of the first BLA submitted by Tracon, its Affiliate or sublicensee for the third Indication for [***] the D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the FDA for the first Indication for [***] the D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the EMEA for the first Indication for [***] the D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the MHLW for the first Indication for [***] a D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the FDA for the second Indication for [***] a D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the EMEA for the second Indication for [***] a D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the MHLW for the second Indication for [***] a D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the FDA for the third Indication for [***] a D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the EMEA for the third Indication for [***] a D93 Product [***];

$[***]	upon receipt by Tracon, its Affiliate or sublicensee of the first approval of the BLA from the MHLW for the third Indication for [***] a D93 Product [***];

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For the avoidance of doubt, Tracon shall not be obligated to make a milestone payment under this Section 5.5.2 for a D93 Product [***] in excess of the three (3) milestones described above in respect of acceptance for review of a BLA submission with each of the FDA, the EMEA and MHLW and the three (3) milestones described above in respect of BLA approvals by each of the FDA, the EMEA and MHLW.
               5.5.3 Sales Milestones due for D93 [***]. Tracon shall pay to Cell-Matrix the following non-refundable, non-creditable one-time milestone payments within [***] following [***] the first achievement of the applicable milestone event with a D93 Product[***]:
$[***]	on the date that Net Sales of a D93 Product [***] by Tracon, its Affiliates and sublicensees first equal, in the aggregate, [***] Dollars ($[***]) for such applicable Product;

$[***]	on the date that Net Sales of a D93 Product [***] by Tracon, its Affiliates and sublicensees first equal, in the aggregate, [***] Dollars ($[***]) for such applicable Product;

$[***]	on the date that Net Sales of a D93 Product [***] by Tracon, its Affiliates and sublicensees first equal, in the aggregate, [***] Dollars ($[***]) for such applicable Product;

$[***]	on the date that Net Sales of a D93 Product [***] by Tracon, its Affiliates and sublicensees first equal, in the aggregate, [***] Dollars ($[***]) for such applicable Product;

$[***]	on the date that Net Sales of a D93 Product [***] by Tracon, its Affiliates and sublicensees first equal, in the aggregate, [***] Dollars ($[***]) for such applicable Product; and

$[***]	on the date that Net Sales of a D93 Product [***] by Tracon, its Affiliates and sublicensees first equal, in the aggregate, [***] Dollars ($[***]) for such applicable Product.

$[***]	on the date that Net Sales of a D93 Product [***] by Tracon, its Affiliates and sublicensees first equal, in the aggregate, [***] Dollars ($[***]) for such applicable Product.
               5.5.4 Notice. Tracon shall notify Cell-Matrix within [***] after the occurrence of an achievement of each milestone event giving rise to a payment obligation under Sections 5.5.1 and 5.5.2 and within [***] of the end of the applicable calendar quarter during which achievement of each milestone event giving rise to a payment obligation under Section 5.5.3 occurs.
          5.6 Payments owing under the Cell-Matrix In-Licenses.

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               5.6.1 USC Agreement. Subject to the terms and conditions of this Agreement and the USC Agreement, Tracon shall pay to Cell-Matrix, in accordance with the terms and conditions set forth in the USC Agreement, all royalties, annual minimum royalties, and patent filing, prosecution and maintenance costs that shall be owing by Cell-Matrix under the USC Agreement as a result of the sublicense grant to Tracon under the USC Patent Rights, or the filing, prosecution and maintenance or the development and commercialization of a Product pursuant to this Agreement (“USC Payments”). Cell-Matrix shall timely pay to USC in full any and all USC Payments. Any royalties payable under the USC Agreement shall be calculated in accordance with the “NET SALES PRICE” definition set forth on Exhibit E-1. The amount of any minimum annual royalty paid by Tracon hereunder (as described in Section 4(b) of the USC Agreement) shall be creditable against any pass-through royalty payments made by Tracon pursuant to this Section 5.6.1. Tracon will make any milestone or other fixed payments due to Cell-Matrix pursuant to this Section 5.6.1 at least [***] prior to the date such payments are due to USC pursuant to the terms of the USC Agreement.
               5.6.2 AME Agreement. Subject to the terms and conditions of this Agreement and the AME Agreement, Tracon shall pay to Cell-Matrix, in accordance with the terms and conditions set forth in the AME Agreement, all royalties, licensing fees and milestone payments that shall be owing by Cell-Matrix under the AME Agreement as a result of the rights granted to Tracon under the Cell-Matrix Patent Rights or the development and commercialization of a Product pursuant to this Agreement. Any royalties payable under the AME Agreement shall be calculated in accordance with the “Net Sales” definition set forth on Exhibit E-2, including the provision of Section 4.1.3 of the AME Agreement. Tracon will make any milestone or other fixed payments due to Cell-Matrix pursuant to this Section 5.6.2 at least [***] prior to the date such payments are due to AME pursuant to the terms of the AME Agreement.
               5.6.3 [***] License Agreement.
                    (a) If the [***] Patent Rights and the [***] Know-How Rights, as applicable, are included within the scope of the Licensed IP Rights pursuant to Section 3.7, then subject to the terms and conditions of this Agreement, Tracon shall pay to Cell-Matrix, in accordance with the terms and conditions set forth in the [***] License Agreement, all royalties, milestone payments and licensing fees that shall be owing by Cell-Matrix as a result of the rights granted to Tracon under the [***] Patent Rights and [***] Know-How Rights, as applicable or the development and commercialization of a Product pursuant to this Agreement. Cell-Matrix shall timely pay to [***] in full any and all such payments due under the [***] Agreement and the [***] License Agreement. Any royalties payable under the [***] License Agreement shall be calculated in accordance with the “Net Sales” definition set forth in said agreement. Tracon will make any milestone or other fixed payments due to Cell-Matrix pursuant to this Section 5.6.3 at least [***] prior to the date such payments are due to [***] pursuant to the terms of the [***] License Agreement.

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                    (b) Termination of License under [***] Patent and Know-How Rights. Tracon shall notify Cell-Matrix if at any time during the term of this Agreement it ceases to practice all of the [***] Patent Rights and [***] Know-How Rights licensed under this Agreement. Upon receipt of such notification, Cell-Matrix shall terminate Tracon’s rights under this Agreement with respect to the [***] Patent Rights and [***] Know-How Rights and the Licensed IP Rights shall exclude the [***] Patent Rights and [***] Know-How Rights. In connection with such termination, Tracon shall comply with all requirements imposed under the [***] Agreement or the [***] License Agreement, as applicable, and requests of Cell-Matrix reasonably related to such termination (including, without limitation, relating to the transfer of intellectual property rights, materials and information), and Tracon shall agree not to practice any of the [***] Patent Rights and [***] Know-How Rights following such termination.
     6. ROYALTY REPORTS AND ACCOUNTING
          6.1 Royalty Reports. Within [***] after the end of each calendar quarter during the term of this Agreement following first to occur of the First Commercial Sale of a Product and the receipt by Tracon of Sublicensing Revenues, Tracon shall furnish to Cell-Matrix a quarterly written report showing in reasonably specific detail (a) the calculation of Net Sales during such calendar quarter, including amounts payable under the Cell-Matrix In-Licenses, and any additional information to be provided to the other party under the applicable Cell-Matrix In-License; (b) the calculation of Sublicensing Revenues for such quarter; (c) the calculation of the royalties, if any, that shall have accrued based upon such Net Sales and payments based upon Sublicensing Revenues; (d) the withholding taxes, if any, required by law to be deducted with respect to such sales; and (e) the exchange rates, if any, used in determining the amount of United States dollars. With respect to sales of Products invoiced in United States dollars, the gross sales, Net Sales and royalties payable shall be expressed in United States dollars. Each such royalty report shall include a similar calculation for all royalties payable by Tracon to Cell-Matrix pursuant to Section 5.6. With respect to (i) Net Sales invoiced in a currency other than United States dollars and (ii) cash consideration paid in a currency other than United States dollars by Tracon’s sublicensees hereunder, all such amounts shall be expressed both in the currency in which the distribution is invoiced and in the United States dollar equivalent. The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US$1) published in The Wall Street Journal, Western Edition, under the heading “Currency Trading” on the last business day of each month during the applicable calendar quarter; provided, that the conversion of currency used for calculation of royalties due pursuant to the USC Agreement shall be based on the exchange rate published on the last business day of the applicable quarter in The Wall Street Journal, Western Edition, under the heading “Currency Trading”.
          6.2 Audits.
               6.2.1 Upon the written request of Cell-Matrix and not more than [***], Tracon shall permit an independent certified public accounting firm of nationally recognized standing selected by Cell-Matrix and reasonably acceptable to Tracon, at Cell-Matrix’s expense,

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to have access during normal business hours to such of the financial records of Tracon as may be reasonably necessary to verify the accuracy of the payment reports hereunder for the [***] immediately prior to the date of such request (other than records for which Cell-Matrix has already conducted an audit under this Section).
               6.2.2 If such accounting firm concludes that additional amounts were owed during the audited period, Tracon shall pay such additional amounts within [***] after the date Cell-Matrix delivers to Tracon such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by Cell-Matrix; provided, however, if the audit discloses that the royalties payable by Tracon for such period are more than [***] percent ([***]%) of the royalties actually paid for such period, then Tracon shall pay the reasonable fees and expenses charged by such accounting firm.
               6.2.3 Cell-Matrix shall cause its accounting firm to retain all financial information subject to review under this Section 6.2 in strict confidence; provided, however, that Tracon shall have the right to require that such accounting firm, prior to conducting such audit, enter into an appropriate non-disclosure agreement with Tracon regarding such financial information. The accounting firm shall disclose to Cell-Matrix only whether the reports are correct or not and the amount of any discrepancy. No other information shall be shared. Cell-Matrix shall treat all such financial information as Tracon’s Confidential Information
     7. PAYMENTS
          7.1 Payment Terms. Royalties shown to have accrued by each royalty report provided for under Section 6.1 above shall be due on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date. All milestone payments and other payments specifically set forth in this Agreement shall be in U.S. Dollars.
          7.2 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Product is sold, Tracon shall have the right, in its sole discretion, to make such payments by depositing the amount thereof in local currency to Cell-Matrix’s account in a bank or other depository institution in such country. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.
          7.3 Withholding Taxes. Tracon shall be entitled to deduct the amount of any withholding taxes or value-added taxes or other similar taxes, levies or charges, other than United States taxes, payable by Tracon, its Affiliate or sublicensees, or any taxes required to be withheld or paid by Tracon, its Affiliate or sublicensees, to the extent Tracon or its sublicensees pay such taxes, charges or levies to the appropriate governmental authority on behalf of Cell-Matrix. Tracon shall use all reasonable efforts to minimize any such taxes, levies or charges required to be withheld or paid on behalf of Cell-Matrix. Tracon promptly shall deliver to Cell-Matrix proof of all such taxes, levies and other charges, together with copies of all

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communications from or with such appropriate governmental authority with respect thereto. Tracon agrees to assist Cell-Matrix in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, including using reasonable efforts to obtain, as applicable, a tax exemption certificate. If, solely as a result of any change in corporate status or location of Tracon, or permitted assignment of this Agreement, a withholding tax or value added tax, or similar tax, levy or charge becomes due on payments from Tracon to Cell-Matrix and Cell-Matrix is not able to claim a credit or reimbursement for such tax, levy or charge, in whole or in part, then Tracon shall pay [***] such amount not credited or reimbursed to Cell-Matrix upon delivery of an invoice by Cell-Matrix.
          7.4 Late Payments. Any amount owed by Tracon to Cell-Matrix under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the rate of the prime rate, federal funds (as reported in The Wall Street Journal, Western Edition, as of the due date) plus [***] percent ([***]%) or, if lower, the highest rate permitted under applicable law.
     8. RESEARCH AND DEVELOPMENT OBLIGATIONS
          8.1 Development Activities. Tracon shall have the responsibility for, and shall bear all of its costs for, its research, development and preclinical activities for the Product in the Territory (including the development of the manufacturing process and the manufacture of clinical trial materials) and the filing of Registrations of the Product in the Territory. Tracon shall use commercially reasonable efforts to conduct such research, development and preclinical activities as Tracon determines are necessary or desirable to obtain regulatory approval to manufacture and market the Product, and Tracon shall use commercially reasonable efforts to develop and obtain regulatory approval to market the Product in the Territory.
          8.2 Manufacturing and Commercialization. Tracon shall have the responsibility for, and shall bear all costs for, the manufacture of Products and, following approval to commence marketing of a Product in a country in the Territory, the commercialization activities for the Product in the Territory. Tracon shall use commercially reasonable efforts to commercialize and fill market demand for Products in each country in the Territory. To the extent required under the USC Agreement and the requirements of the Bayh-Dole Act, Products used or sold in the United States shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the relevant U.S. federal agency. Tracon shall perform, and shall ensure that its Affiliates, sublicensees, and third party contractors perform its research, development, preclinical, clinical, manufacturing and commercial activities under this Agreement in compliance with applicable laws, rules, and regulations.
          8.3 Development Milestones. Without limiting the generality of Sections 8.1 and 8.2, Tracon, its Affiliate or its sublicensee shall satisfy each of the following development milestones (each a “Development Milestone”):

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                    (a) Onset of a Phase I Clinical Trial for a D93 Product by the end of [***];
                    (b) Onset of a Phase IIa Clinical Trial for [***] a D93 Product [***] within [***] following the delivery to Tracon of the final clinical study report for a Phase I Clinical Trial for the applicable Product;
                    (c) Onset of a Phase IIb Clinical Trial for [***] a D93 Product [***] within [***] following delivery to Tracon of the final clinical study report for a Phase IIa Clinical Trial for the applicable Product;
                    (d) Onset of a Phase III Clinical Trial for [***] a D93 Product [***] within [***] following delivery to Tracon of the final clinical study report for a Phase IIb Clinical Trial for the applicable Product;
                    (e) file a BLA for [***] a D93 Product [***] within [***] following the delivery to Tracon of a final clinical study report for a Phase III Clinical Trial for the applicable Product; and
                    (f) First Commercial Sale for [***] a D93 [***] within [***] following receipt of approval of a BLA for the applicable Product.
     Notwithstanding anything to the contrary, in no event shall it take Tracon more [***] following the final dosing of the final patient in each of the foregoing clinical trials in which to effect its receipt of the associated clinical study report.
     Without prejudice to any remedies as provided in this Agreement and appropriate laws, in the event Tracon or its sublicensee fails to achieve a Development Milestone, and such failure was not due to reason(s) beyond their reasonable control, Cell-Matrix shall have the right to terminate this Agreement. For the avoidance of doubt and without prejudice to other reasons that may be deemed beyond the reasonable control of Tracon or its sublicensee, should Tracon’s or its sublicensee’s failure to achieve a Development Milestone be caused by (a) [***] that Tracon or its sublicensee [***], that Tracon or its sublicensee [***] of any Product, that Tracon or its sublicensee [***], or that Tracon or its sublicensee [***] of any Product; or (b) the inability of Tracon or its sublicensee to [***] due to [***] of Tracon or its sublicensee, then such evidence presented to Cell-Matrix by Tracon or its sublicensee shall be deemed by Cell-Matrix to be beyond Tracon’s or its sublicensee’s reasonable control and Cell-Matrix shall grant Tracon or its sublicensee reasonable time extensions or milestone adjustments to the extent of any such delay (the “Excused Delay”).
     If Tracon or its sublicensee fails to achieve a Development Milestone, taking into account any Excused Delay to which Tracon or its sublicensee may be entitled, then Cell-Matrix shall grant to Tracon or its sublicensee additional time in which to achieve such Development Milestone subject to the payment to Cell-Matrix of [***] Dollars ($[***]) for each [***] extension period (each, an “Extension Period”) that is requested by Tracon or its sublicensee. In

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no event shall Tracon and/or its sublicensee collectively be permitted to have more than [***] Extension Periods during the term of this Agreement for each Product. For clarity, nothing in this Section 8.3 or the making of such payments by Tracon shall relieve Tracon of its obligations under this Agreement, including its diligence obligations under this Article 8, although it shall extend the time period during which the Development Milestones of this Section 8.3 must be completed by the term of the Extension Period.
          8.4 Recalls. Each party shall promptly notify the other party in writing if it determines that any event, incident or circumstance has occurred which may result in the need for a “recall” or “market withdrawal” (as such terms are defined in 21 C.F.R. 7.3 or other similar national, state or local law or regulation) (hereinafter referred to as a “Recall”) of a Product or any lot(s) thereof. Tracon shall be responsible for determining whether and upon what terms and conditions any Product shall be Recalled or otherwise withdrawn from sale to Third Parties within any country in the Territory. Tracon shall be responsible for discussions with Competent Authorities within the applicable country regarding all aspects of the Recall decision and the execution thereof. If at any time (i) any Competent Authority in the Territory issues a request, directive or order for a Recall of a Product in the Territory or (ii) a court of competent jurisdiction orders a Recall of any Product in the Territory, then Tracon shall be responsible for implementing such Recall. The expenses arising from such Recall shall be the responsibility of Tracon.
     9. CONFIDENTIALITY
          9.1 Confidential Information. During the term of this Agreement, and for a period of [***] following the expiration or earlier termination hereof, each party shall maintain in confidence all information of the other party that is disclosed by the other party under this Agreement or was disclosed under the Confidentiality Agreement, including disclosures by Cell-Matrix or its Affiliates to Paramount under such agreement (the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with performing its obligations or exercising its rights under this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.
          9.2 Permitted Disclosures. The confidentiality obligations contained in Section 9.1 above shall not apply to the extent that (a) any receiving party (the “Recipient”) is required (i) to disclose information by law, regulation or order of a governmental agency (including the SEC), a stock exchange on which a party’s shares are traded, or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall

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provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party; or (iv) the disclosed information was independently developed by the Recipient without use of or access to the Confidential Information disclosed by the other party. Notwithstanding any other provision of this Agreement, Tracon may disclose Confidential Information of Cell-Matrix relating to information developed pursuant to this Agreement to any Person with whom Tracon has, or is proposing to enter into, a sublicense of the rights hereunder or a proposed acquisition of Tracon, as long as such Person has entered into a confidentiality agreement with Tracon with obligations of confidentiality and non-use that are at least as stringent as those contained in this Agreement.
          9.3 Terms of this Agreement. Except to the extent disclosures are permitted as provided in Section 9.2 or Section 9.4, Cell-Matrix and Tracon shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party.
          9.4 Press Release. On the Effective Date of this Agreement, Micromet, Inc. and Tracon will issue a mutually agreed press release announcing the existence of this Agreement in the form attached hereto as Exhibit F. For subsequent press releases and other written public disclosures relating to this Agreement or the parties’ relationship hereunder (each, a “Public Disclosure”), each party shall use reasonable efforts to submit to the other party a draft of such Public Disclosures for review and comment by the other party at least [***] business days prior to the date on which such party plans to release such Public Disclosure, and shall review and consider in good faith any comments provided in response. If a party is unable to comply with the foregoing [***] day notice requirement because of a legal obligation or stock exchange requirement to make more rapid disclosure, such party shall not be in breach of this Agreement but shall in that case provide notice as promptly as practicable under the circumstances. A party may publicly disclose, without regard to the preceding requirements of this Section 9.4, information that was previously disclosed in a Public Disclosure in compliance with such requirements.
     10. PATENTS
          10.1 Patent Prosecution and Maintenance.
               10.1.1 As between the parties, Cell-Matrix shall have the right to control, at Tracon’s cost, the preparation, filing, prosecution and maintenance of all patents and patent applications within the Cell-Matrix Patent Rights using counsel reasonably acceptable to Tracon. Cell-Matrix shall give Tracon an opportunity to review and comment on the text of each patent

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application, office action (including restriction requirements) and substantive correspondence with the applicable patent office subject to this Section 10.1.1 before filing and shall supply Tracon with a copy of each patent application as filed, together with its notice of filing date and serial number. Cell-Matrix shall consider and incorporate in good faith the requests and suggestions of Tracon with respect to the foregoing and shall keep Tracon informed of progress with regard to the preparation, filing, prosecution and maintenance of the Cell-Matrix Patent Rights. Tracon shall cooperate with Cell-Matrix, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all patents and other filings referred to in this Section 10.1.1. If Cell-Matrix, in its sole discretion, decides to abandon the preparation, filing, prosecution or maintenance of any patent or patent application in the Cell-Matrix Patent Rights, then Cell-Matrix shall notify Tracon in writing thereof and following the date of such notice (a) Tracon shall, at its option, be responsible for and shall control, [***] the preparation, filing, prosecution and maintenance of such patents and patent applications, and (b) if Tracon does not assume such control, then Tracon shall thereafter have no license under this Agreement to such patents and patent applications.
               10.1.2 As between the parties, Tracon shall have the sole right to control, at [***] cost, the preparation, filing, prosecution and maintenance of all patents and patent applications claiming inventions or discoveries relating to the Products conceived or reduced to practice by or on behalf of Tracon in the course of developing or commercializing the Products (the “Tracon Inventions”). Tracon shall provide Cell-Matrix with annual updates regarding the discovery, conception or reduction to practice of any Tracon Inventions. Tracon shall give Cell-Matrix an opportunity to review and comment on the text of each such patent application, office action (including restriction requirements) and substantive correspondence with the applicable patent office subject to this Section 10.1.2 before filing and shall supply Tracon with a copy of each patent application as filed, together with its notice of filing date and serial number. Tracon shall consider and incorporate in good faith the requests and suggestions of Cell-Matrix with respect to the foregoing and shall keep Cell-Matrix informed of progress with regard to the preparation, filing, prosecution and maintenance of the such patents and patent applications.
          10.2 Notification of Infringement. Each party shall notify the other party of any substantial infringement in the Territory known to such party of any Cell-Matrix Patent Rights and shall provide the other party with the available evidence, if any, of such infringement.
          10.3 Enforcement of Patent Rights. Tracon, at its sole expense, shall have the right to determine the appropriate course of action to enforce Cell-Matrix Patent Rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce Cell-Matrix Patent Rights, to defend any declaratory judgments seeking to invalidate or hold the Cell-Matrix Patent Rights unenforceable, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation, declaratory judgments or other enforcement action with respect to Cell-Matrix Patent Rights, in each case in Tracon’s own name and, if necessary for standing purposes, in the name of Cell-Matrix and shall consider, in good faith, the interests of Cell-Matrix in so doing. If Tracon does not, within [***] of receipt of notice from Cell-Matrix, abate the infringement or file suit to enforce the Cell-Matrix Patent

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Rights against an infringing party in a particular country in the Territory, Cell-Matrix shall have the right to take whatever action it deems appropriate to enforce the Cell-Matrix Patent Rights; provided, however, that, within [***] after receipt of notice of Cell-Matrix’s intent to file such suit, Tracon shall have the right to jointly prosecute such suit and to fund up to [***] the costs of such suit. Notwithstanding anything to the contrary herein, the party controlling any action covered by this Section 10.3 shall not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the non-controlling party or would impose any financial obligation on such non-controlling party without the prior written consent of the other party. All monies recovered upon the final judgment or settlement of any such suit to enforce the Cell-Matrix Patent Rights shall be [***], after reimbursement of expenses, [***].
          10.4 Cooperation. In any suit to enforce and/or defend the License Patent Rights pursuant to this Section 10, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.
          10.5 Consequences of Patent Challenge.
               10.5.1 Termination on Patent Challenge. Cell-Matrix shall be permitted to terminate this Agreement by written notice effective upon receipt if Tracon or its Affiliates directly, or indirectly through assistance granted to a Third Party (provided that Cell-Matrix shall provide an opportunity to Tracon to cure within [***] in the event Cell-Matrix becomes aware of such indirect assistance and if cure is feasible), commence any interference or opposition proceeding, challenge the validity or enforceability of, or oppose any extension of or the grant of a supplementary protection certificate with respect to, any patent within the Licensed Patent Rights (each such action a “Patent Challenge”).
               10.5.2 Sublicensees. Tracon shall include provisions in all agreements granting sublicenses of Tracon’s rights hereunder providing that if the sublicensee or its Affiliates undertake a Patent Challenge with respect to any patent within the Licensed Patent Rights under which the sublicensee is sublicensed, Tracon shall be permitted to terminate such sublicense agreement (provided that Tracon shall provide an opportunity to such sublicensee to cure within [***] in the event Tracon becomes aware of such indirect assistance and if cure is feasible). If a sublicensee of Tracon (or an Affiliate of such sublicensee) undertakes a Patent Challenge of any such patent under which such Sublicensee is sublicensed, then Tracon upon receipt of notice from Cell-Matrix of such Patent Challenge shall terminate the applicable sublicense agreement. If Tracon fails to so terminate such sublicense agreement within [***] of receipt of notice, Cell-Matrix may terminate this Agreement.
          10.6 Certification Under Drug Price Competition and Patent Restoration Act. Each party shall immediately give written notice to the other party of any certification of which they become aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or

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successor statute thereto) claiming that any Cell-Matrix Patent Rights are invalid or unenforceable, or that infringement shall not arise from the manufacture, use or sale of a product by a Third Party.
     11. TERMINATION
          11.1 Expiration. Subject to Sections 11.2 and 11.3 below, this Agreement shall expire on the expiration of the Royalty Term for all Products in all countries of the Territory. Upon expiration of this Agreement Tracon shall have a fully paid-up, non-exclusive license under the Licensed Know-How Rights to conduct research and to develop, make, have made, use, sell, offer for sale and import Products in the Territory for use in the Field.
          11.2 Termination by Tracon. Tracon may terminate this Agreement, in its sole discretion, upon [***] prior written notice to Cell-Matrix; provided, however, that Tracon shall not have the right to terminate this Agreement pursuant to this Section 11.2 prior to the earlier to occur of (a) payment of the last installment of the amount due for the deliveries actually made pursuant to Section 4, or (b) delivery to Tracon of a final clinical study report for the first Phase I Clinical Trial.
          11.3 Termination for Cause. Except as provided in Section 13, Cell-Matrix may terminate this Agreement upon or after the material breach of any provision of this Agreement by Tracon if Tracon has not cured such breach within [***] after notice thereof by Cell-Matrix (or [***] in the case of any non-payment); provided, that if the breach (other than for non-payment) is not capable of being cured in [***], then such cure period shall be extended for up to an additional [***] period provided that Tracon is using commercially reasonable efforts to cure the breach and such breach is reasonably capable of cure during such additional period.
          11.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.5, 3.3, 4.2, 5.1(a) and (b), 6.2, 7 (as to any amounts accrued but unpaid as of the effective date of such expiration or termination), 9, 11.4, 11.5, 12 and 14 shall survive the expiration or termination of this Agreement. If Tracon has granted a sublicense to a Third Party under the license granted to Tracon under this Agreement in accordance with Section 3.1, and provided that the Third Party sublicensee is not in breach of its agreement with Tracon or the terms of this Agreement applicable to Tracon or its sublicensees, Cell-Matrix shall grant a direct license to any such Third Party sublicensee of Tracon hereunder having the same scope as such sublicense and on terms and conditions no less favorable to such sublicensee than the terms and conditions of the applicable sublicense agreement.
          11.5 Technology Transfer Following Termination. Upon any termination of this Agreement, all of Tracon’s rights and licenses under this Agreement shall terminate, and upon written request of Cell-Matrix, Tracon shall (a) transfer to Cell-Matrix all of Tracon’s and its Affiliate’s rights (and the rights of any sublicensee subject to Sections 3.4 and 11.4), in

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accordance with a mutually acceptable transition schedule, (1) copies of all data, reports and materials developed or generated by or on behalf of Tracon in the course of performing activities under this Agreement, (2) any Registrations and BLAs relating to the Products; (3) the manufacturing process for any Product and any stock of Product in the possession of Tracon or Tracon’s contract manufacturer and assign any agreement with such manufacturer to the extent specifically related to the Product and to the extent assignable (and Tracon shall use commercially reasonable efforts to seek and obtain such assignment; if such agreement is not assignable, Tracon shall use commercially reasonable efforts to provide Cell-Matrix with the benefits of such agreement by sublicense or otherwise to the extent permissible); subject to Cell-Matrix reimbursing Tracon for the reasonable time Tracon spends and expenses it incurs in relation to such transfer, and (b) in the event Tracon itself manufactures the Product as of the effective date of such termination, Tracon shall supply Product to Cell-Matrix at [***] for a period of up to [***] until Cell-Matrix has established its own source of supply; (c) upon the request of Cell-Matrix, assign any contracts with any Third Parties to the extent specifically related to the Product and to the extent assignable (and Tracon shall use commercially reasonable efforts to seek and obtain such assignment; if such agreement is not assignable, Tracon shall use commercially reasonable efforts to provide Cell-Matrix with the benefits of such agreement by sublicense or otherwise to the extent permissible); (d) grant to Cell-Matrix a worldwide, royalty free, exclusive license (with the right to grant sublicenses through multiple tiers) under any patents and patent applications owned by Tracon claiming inventions or discoveries specifically relating to the Products conceived or reduced to practice in the course of developing the Products pursuant to this Agreement, to develop, make, have made, offer for sale, sell, import and otherwise commercialize Products in the Territory for use in the Field; and (e) grant to Cell-Matrix a worldwide, license (with the right to grant sublicenses through multiple tiers) under any patents and patent applications owned by a sublicensee or to which a sublicensee has a sublicensable right claiming inventions or discoveries relating to the Products conceived or reduced to practice in the course of developing the Products pursuant to the Sublicense Agreement, to develop, make, have made, offer for sale, sell, import and otherwise commercialize Products in the Territory for use in the Field (it being understood that Cell-Matrix shall be responsible for assuming the royalty, if any, imposed by such sublicensee in connection with the foregoing license). Cell-Matrix shall reimburse Tracon’s [***] associated with performing any technology transfer pursuant to this Section 11.5. Upon the request of Cell-Matrix, Tracon shall provide technical assistance to Cell-Matrix as Cell-Matrix reasonably requests regarding the foregoing technology transfer for a reasonable period of time following such transfer. Cell-Matrix shall pay to Tracon its documented reasonable out-of-pocket costs in providing such technical assistance, and reimburse Tracon for time of personnel of Tracon engaged in the performance of such services at a reasonable cost to be agreed by the parties.
     12. INDEMNIFICATION; GUARANTY
          12.1 Indemnification. Tracon shall defend, indemnify and hold Cell-Matrix and its Affiliates, and any of their directors, officers and employees, harmless from all losses, liabilities, damages and expenses (including attorneys’ fees and costs) incurred as a result of any claim, demand, action or proceeding arising out of the development, manufacture, sale or use of

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any Product, any breach of this Agreement by Tracon, its Affiliates and its sublicensees, or the gross negligence or willful misconduct of Tracon in the performance of its obligations under this Agreement, except in each case to the extent arising from the gross negligence or willful misconduct of Cell-Matrix, the breach of this Agreement by Cell-Matrix or the development or manufacture of any Product by Cell-Matrix or its Affiliates prior to the date of this Agreement.
          12.2 Procedure. Cell-Matrix promptly shall notify Tracon of any liability or action in respect of which Cell-Matrix intends to claim such indemnification, and Tracon shall assume the defense thereof with counsel selected by Tracon. The indemnity in this Section 12 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of Tracon, which consent shall not be withheld unreasonably. The failure to deliver notice to Tracon within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve Tracon of any liability to Cell-Matrix under this Section 12 to the extent prejudiced, but the omission so to deliver notice to Tracon shall not relieve it of any liability that it may have to Cell-Matrix otherwise than under this Section 12. Cell-Matrix under this Section 12, its employees and agents, shall cooperate fully with Tracon and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification.
          12.3 Insurance. Tracon shall maintain product liability insurance with respect to the research, development, manufacture and sales of Products by Tracon in such amount as Tracon customarily maintains with respect to the research, development, manufacture and sales of its similar products. Tracon shall maintain a comprehensive general liability policy of insurance (including both product liability coverage and broad form contractual liability coverage) having at least the following coverage amounts for so long as it continues to research, develop, manufacture or sell any Products, and thereafter for so long as Tracon customarily maintains insurance covering the research, development, manufacture or sale of its similar products (but in any event at [***] thereafter): (i) upon the Effective Date, single limit coverage of not less than $[***] per incident and $[***] annual aggregate; (ii) in any country where the Products, or any modification thereof, are utilized in human clinical trials, single limit coverage of not less than $[***] per incident and $[***] annual aggregate; and (iii) in any country where the Products, or any modification thereof, are administered to humans, manufactured or distributed for any purpose other than human clinical trials, single limit coverage of not less than $[***] per incident and $[***] annual aggregate.
          12.4 Guaranty. In consideration of the rights granted to Tracon under this Agreement, Paramount irrevocably and unconditionally guarantees the full and timely performance and payment by Tracon, and each of its successors and assigns, of all its obligations under this Agreement, as now or hereafter amended, restated, supplemented or otherwise modified from time to time, in favor of Cell-Matrix and each of its successors and assigns, and hereby undertakes that if Tracon, or its successors or assigns, shall in any respect fail to perform and observe all of the terms, provisions, conditions and stipulations of this Agreement (the “Obligations”), Paramount shall perform or have performed all such Obligations as required by this Agreement without any requirement that Cell-Matrix first proceed against Tracon or resort

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to any other means to collect or receive the benefit of the Obligations. Notwithstanding anything to the contrary herein, Paramount’s obligations under this Section 12.4 shall expire on the earlier of the following to occur: (a) the date on which Tracon [***] of at least [***] Dollars ($[***]) as confirmed in writing by [***]; or (b) the date upon which Tracon ceases to be an Affiliate of Paramount.
     13. FORCE MAJEURE
     Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.
     14. MISCELLANEOUS
          14.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered by any lawful means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.
If to Cell-Matrix:	Cell-Matrix, Inc. 2110 Rutherford Road Carlsbad, CA 92008 Attention: President

With a copy to:	Micromet, Inc. 6707 Democracy Boulevard Bethesda, MD 20817 Attention: General Counsel

If to Tracon:	Tracon Pharmaceuticals, Inc. 4510 Executive Drive, Suite 330 San Diego, CA 92121 Attention: General Counsel

If to Paramount:	Paramount Biosciences, LLC 4365 Executive Drive, Suite 1500 San Diego, CA 92121 Attention: General Counsel

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          14.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.
          14.3 Arbitration. Any dispute, controversy or claim initiated by either party arising out of, resulting from or relating to this Agreement, or the performance by either party of its obligations under this Agreement (other than (a) any dispute, controversy or claim regarding the validity, enforceability, claim construction or infringement of any patent rights, or defenses to any of the foregoing, or (b) any bona fide third party action or proceeding filed or instituted in an action or proceeding by a Third Party against a party to this Agreement), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in Washington, D.C. The arbitrators shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either party shall have the right, without waiving any right or remedy available to such party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.
          14.4 Assignment. Tracon shall not assign any of its rights or obligations under this Agreement without the prior written consent of Cell-Matrix; provided, however, that Tracon may, without such consent, assign this Agreement in its entirety and all of its rights and obligations hereunder (a) to an Affiliate or (b) in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. For clarity, Cell-Matrix shall have the right to assign any of its rights and obligations under this Agreement. Each party shall provide written notice to the other party following any assignment of this Agreement.
          14.5 Waivers and Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.
          14.6 Entire Agreement. This Agreement embodies the entire agreement between the parties and supersedes any prior representations, understandings and agreements between the parties regarding the subject matter hereof. There are no representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein. The parties hereby agree and acknowledge that the Confidentiality Agreement shall be terminated as of the date hereof and that information disclosed thereunder is subject to the terms of this Agreement as described in Section 9.
          14.7 Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.
          14.8 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.
          14.9 Independent Contractors. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party.
          14.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          14.11 Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, and the use of any gender will be applicable to all genders. Unless used in combination with the word “either,” the word “or” is used throughout this Agreement in the inclusive sense (and/or). Unless expressly provided otherwise, references to Sections are references to Sections of this Agreement. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used in this Agreement will mean including, without limiting the generality of any description preceding such term. No rule of strict construction will be applied against either Party. Unless expressly provided in this Agreement to the contrary, all time limits, notice periods, deadlines or the like described in this Agreement will be governed by the follow parameters: (i) for all time periods that are 5 days in length or less, such periods will be deemed to be business days, and (ii) for all time periods greater than 5 days in length will be deemed to be calendar days.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

CELL-MATRIX, INC.			TRACON PHARMACEUTICALS, INC.

By:	/s/ Christian Itin		By:	/s/ Charles P. Theuer

	Name:	Christian Itin		Name:	Charles P. Theuer, M.D., Ph.D.
	Title:	President		Title:	President and Chief Executive Officer

MICROMET, INC. *			PARAMOUNT BIOSCIENCES, LLC **

By:	/s/ Christian Itin		By:	/s/ Bertrand C. Liang

	Name:	Christian Itin		Name:	Bertrand C. Liang, M.D., M.B.A.
	Title:	President & CEO		Title:	Vice Chairman
*solely for the purpose of Section 2.2			**solely for the purpose of Sections 12.4, 14.1, and 14.2

MICROMET, AG *
By:	/s/ Patrick Baeuerle
	Name:	Patrick Baeuerle
	Title:	CSO

By:	/s/ Jens Hennecke
	Name:	Jens Hennecke
	Title:	VP, Business Development

*solely for the purpose of Sections 2.2 and 3.7

EXHIBIT A
Cell-Matrix Patent Rights
[***][***]

Application Title	Application	Publication	Filing date	Status
[***]	[***]	[***]	[***]	[***]
[***]	[***]		[***]	[***]
[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]		[***]	[***]
[***]	[***]		[***]	[***]

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[***]

Application Title	Application	Publication	Filing Date	Status
[***]	[***]		[***]	[***]

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EXHIBIT B
D93 Sequence
[***]

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EXHIBIT C
[***]
[***]

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EXHIBIT D
Specifications
The Specifications for the following classifications of Materials shall be as follows:
(a) Clinical Trial Grade Materials Consisting of D93
[***]
(b) Master Cell Banks
[***]
(c) Toxicology and Reference Material for D93
[***]

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EXHIBIT E-1
[***]

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EXHIBIT E-2
[***]

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EXHIBIT F
Press Release
Contacts:
Micromet, Inc.
Company: Chris Schnittker, SVP & CFO, (760) 494-4238, christopher.schnittker@micromet-inc.com
Investors: Susan Noonan, (212) 966-3650, susan@sanoonan.com
Media: Pat Garrison, (917) 322-2567, pgarrison@rxir.com
TRACON Pharmaceuticals, Inc.
Tara Crosson, (212) 554-4351, tcrosson@paramountbio.com
Delia Alvarez, (858) 550-0780 ext. 232, dvaldovinos@traconpharma.com
Micromet and TRACON Pharmaceuticals Sign Exclusive Worldwide License Agreement to Develop and Commercialize D93, a Humanized Antibody for Cancer Treatment
Start of Phase 1 Clinical Trial Planned for the Second Half of This Year
San Diego, CA — March 16, 2007 — Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company focused on the development of novel and proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, and TRACON Pharmaceuticals, Inc., a privately held biopharmaceutical company focused on the development of products for cancer treatment, including agents that inhibit angiogenesis, today announced an agreement granting TRACON exclusive worldwide rights to develop and commercialize Micromet’s D93 antibody with a novel mode of action for the treatment of cancer. TRACON Pharmaceuticals was founded in 2005 by Paramount BioSciences, LLC.
“TRACON’s management team, with its specific expertise in the development of antibodies and small molecules that target angiogenesis, is an excellent partner for the development of D93 and we are looking forward to the start of clinical trials planned for the second half of this year,” said Christian Itin, President and Chief Executive Officer of Micromet, Inc.
D93 is a recombinant humanized IgG1 monoclonal antibody that inhibits angiogenesis, tumor cell growth and metastasis by targeting cleaved collagen, which is predominantly produced in the extracellular matrix of tumors. Preclinical studies indicate that D93 has the potential to treat different types of cancer as a single agent and in combination with chemotherapeutics. Because of its anti-angiogenic activity, D93 may also provide a new therapeutic approach for other diseases involving neo-vascularization such as wet age-related macular degeneration or proliferative diabetic retinopathy. In 2006, Micromet filed an IND with the Food and Drug Administration for clinical testing of D93 in patients with cancer.
“D93 is a first-in-class humanized antibody that will be developed for the treatment of a variety of cancers to complement other currently available therapies,” said Charles P. Theuer MD, PhD, President and CEO of TRACON Pharmaceuticals.
Under the terms of the agreement, TRACON will be responsible for all development and commercial activities. TRACON plans to initiate a phase 1 clinical trial in the second half of this year. Under the terms of the agreement, TRACON will pay Micromet upfront and milestone payments of more than $100 million, if D93 is successfully developed and commercialized. In addition, Micromet will receive royalties on worldwide sales of D93.
About TRACON Pharmaceuticals
TRACON Pharmaceuticals (www.traconpharma.com) is a privately held biopharmaceutical company focused on the development of products for cancer treatment, including agents that inhibit angiogenesis TRACON addresses unmet needs in this arena with product candidates that will complement existing therapies. The company’s product candidates each target novel disease pathways. TRC105 is an antibody that binds CD105 to inhibit endothelial cell proliferation in the tumor vasculature (IND expected in mid-2007). TRC102 is a small molecule that reverses resistance to chemotherapeutics that is being evaluated in a phase 1 trial and TRC101 is a nanoliposome embedded with ceramide used to improve the activity and delivery of chemotherapeutics. By developing and commercializing novel products in underserved indications, TRACON will maximize patient benefit and enhance shareholder value.
About Paramount BioSciences
Paramount BioSciences, LLC (www.paramountbio.com) is a leading drug development and healthcare investment firm focused on the in-licensing of novel therapeutics, and the formation of new biotechnology companies.
About Micromet, Inc.
Micromet, Inc. (www.micromet-inc.com) is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. MT103 (MEDI-538), which is the first product candidate based on Micromet’s novel BiTE® product development platform, is being evaluated in a phase 1 clinical trial for the treatment of patients with non-Hodgkins lymphoma. The BiTE® product development platform is based on a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Adecatumumab (MT201), a recombinant human monoclonal antibody which targets EpCAM expressing tumors, has completed two phase 2a clinical trials, one in patients with breast cancer and the other in patients with prostate cancer. In addition, a phase 1b trial evaluating the safety and tolerability of MT201 in combination with docetaxel is currently ongoing in patients with metastatic breast cancer. Micromet has established collaborations with MedImmune and Merck Serono.
Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the intended utilization of product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research, discovery of new product candidates, and clinical trials, and partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risks associated with regulatory processes, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for future revenues under the terms of its existing collaboration agreements, and for further pre-clinical and clinical studies, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in Micromet’s periodic reports and other filings with the SEC, including the “Risk Factors” sections of such reports.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet and TRACON undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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